Exhibit 99.1

NexPoint Real Estate Finance, Inc. Launches $400 Million Continuous Offering of 9.0% Series B Cumulative Redeemable Preferred Stock

Dallas, TX, November 2, 2023, – NexPoint Real Estate Finance, Inc. (NYSE: NREF) ("NREF" or the "Company") announced today the launch of a continuous public offering of up to 16,000,000 shares of its new designated 9.0% Series B Cumulative Redeemable Preferred Stock (the "Series B Preferred Stock") at a price to the public of $25.00 per share, for gross proceeds of $400 million.1

NREF is a commercial mortgage real estate investment trust (REIT) that is primarily focused on investments in real estate sectors where its senior management team has operating expertise, including in the multifamily, single-family rental, self-storage, and life sciences sectors, predominantly in the top 50 metropolitan statistical areas. The Company intends to use the net proceeds for general corporate purposes, which may include funding investments and repaying amounts outstanding under our debt obligations.

NexPoint Securities, Inc., an affiliate of NexPoint Real Estate Advisors VII, L.P., who acts as NREF’s external manager, will serve as the Company’s dealer manager in connection with the offering. The Series B Preferred Stock is being offered by NexPoint Securities on a “reasonable best efforts” basis. There is no public market for the Series B Preferred Stock and the Company does not intend to apply for a listing of the Series B Preferred Stock on any national securities exchange.

The Company expects that the offering will terminate on the earlier of the date the Company sells all 16,000,000 shares of the Series B Preferred Stock in the offering or March 14, 2025 (which is the third anniversary of the effective date of the Company’s registration statement), which may be extended by the Company’s board of directors in its sole discretion. The board of directors may elect to terminate this offering at any time.

The offering is being conducted as a public offering under the Company’s effective shelf registration statement, filed with the SEC (File No. 333-263300), which became effective on March 14, 2022. To obtain a copy of the final prospectus supplement and the related base prospectus for this offering, please contact by mail, telephone or email: NexPoint Securities, Inc., member FINRA/SIPC, 200 Crescent Court, Suite 700, Dallas, Texas, 75201, Attn: Investor Relations, telephone: (833) 697-7253, or email: ir@nexpoint.com. You may also get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

1 Gross proceeds calculated before deducting dealer manager fees and selling commissions and other estimated offering expenses.

About NexPoint Real Estate Finance, Inc.

NREF. is a publicly traded REIT with its common stock listed on the New York Stock Exchange under the symbol "NREF." NREF is primarily focused on originating, structuring and investing in first-lien mortgage loans, mezzanine loans, preferred equity, convertible notes, multifamily properties and common stock investments, as well as multifamily commercial mortgage-backed securities securitizations, multifamily structured credit risk notes and mortgage-backed securities.

Forward-Looking and Cautionary Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the termination of the offering, the Company’s intent not to list the Series B Preferred Stock and other statements identified by words such as "expect," "intend," the negative version of these words and similar expressions that do not relate solely to historical matters. Forward-looking statements are based on NREF's current expectations and assumptions regarding capital market conditions, NREF's business, the economy and other future conditions. Forward-looking statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond NREF's control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, and those described in greater detail in our filings with the Securities and Exchange Commission, particularly those described in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s Annual Report on Form 10-K and the Company's other filings with the SEC for a more complete discussion of risks and other factors that could affect any forward-looking statement. Any forward-looking statement made in this press release speaks only as of the date on which it is made. NREF undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

CONTACTS:

Investor Relations

Kristen Thomas

Ir@nexpoint.com

Media Relations

Prosek Partners for NexPoint

pro-nexpoint@prosek.com